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                          XCF ACCEPTANCE CORPORATION

                             CAL FED BANCORP INC.

                                      and

                           THE CHASE MANHATTAN BANK
                                  as Trustee

                       --------------------------------

                         FOURTH SUPPLEMENTAL INDENTURE

                         Dated as of December 13, 1996

                                      to

                                   INDENTURE

                         Dated as of February 15, 1986

                       --------------------------------

                  6 1/2% Convertible Subordinated Debentures
                                   Due 2001





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

         FOURTH SUPPLEMENTAL INDENTURE, dated as of December 13, 1996 (the "Fourth Supplemental Indenture"), among XCF Acceptance Corporation, a corporation duly organized and existing under the laws of the State of California ("XCF"), Cal Fed Bancorp Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Bancorp"), and The Chase Manhattan Bank (formerly Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), a New York corporation, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY


         WHEREAS, XCF (as successor by merger to CalFed Inc., a Delaware corporation) has duly authorized, executed and delivered to the Trustee that certain indenture dated as of February 15, 1986, as amended by the First Supplemental Indenture dated as of December 16, 1992, the Second Supplemental Indenture dated as of December 13, 1996 and the Third Supplemental Indenture dated as of December 13, 1996 (the "Indenture"), pursuant to which the 6 1/2% Convertible Subordinated Debentures Due 2001 (the "Securities") of XCF were issued (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture);

         WHEREAS, pursuant to the terms of the Indenture the Securities were convertible into shares of Bancorp common stock prior to the execution of this Fourth Supplemental Indenture;

         WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of July 27, 1996 (the "Acquisition Agreement"), by and among First Nationwide Holdings Inc., Bancorp and California Federal Bank, A Federal Savings Bank ("California Federal"), it is contemplated that CFB Holdings, Inc., a subsidiary of First Nationwide Holdings Inc., will be merged with and into Bancorp (the "Bancorp Merger"), with Bancorp being the surviving corporation, as a result of which each share of the common stock, par value $1.00 per share, of Bancorp (the "Bancorp Common Stock") will be converted into $23.50 in cash (without interest) and one-tenth of a Secondary Participation Interest (as defined in the Acquisition Agreement); provided, however, that no fractional Secondary Participation Interests shall be issued and, in lieu of such a fractional interests, holders of Bancorp Common Stock will receive a cash payment in an amount determined in accordance with the Acquisition Agreement;

         WHEREAS, on October 18, 1996, the Boards of Directors of XCF and Bancorp each authorized the execution and delivery of this Fourth Supplemental Indenture;

         WHEREAS, pursuant to Section 801(5) of the Indenture, the Trustee is permitted to enter into a supplemental indenture, without obtaining the consent of the Holders of the Securities, "to make provisions with respect to the conversion rights of Holders of Securities pursuant to Section 1311" of the Indenture; and

         WHEREAS, Section 1311 of the Indenture requires that, as a result of the Bancorp Merger, the Securities become convertible into the consideration to be issued in the Bancorp Merger in consideration of Bancorp common stock;

         NOW, THEREFORE, XCF and Bancorp each covenants and agrees with the Trustee, for the equal and proportionate benefit and security of those who shall hold the Securities from time to time, as hereinafter set forth.

                                  ARTICLE ONE

                                 Effectiveness
                                 -------------

         This Agreement shall become effective only upon consummation of the Bancorp Merger.

                                  ARTICLE TWO

                                  Amendments
                                  ----------

         Section 2.1. Conversion into Cash and Secondary Participation Interests. The Holder of each Security outstanding after the Bancorp Merger shall have the right, during the period such Security shall be convertible as specified in Section 1301 of the Indenture, to convert such Security only into the amount of cash (without interest), payable by Bancorp, and number of Secondary Participation Interests, issuable by Bancorp, receivable in the Bancorp Merger by a holder of the number of shares of common stock, par value $1.00 per share, of Bancorp into which such Security might have been converted immediately prior to the Bancorp Merger; provided, however, that no fractional Secondary Participation Interests shall be issued to any Holder of Securities and, in lieu of such a fractional interest, a Holder who converts a Security shall receive from Bancorp a cash payment in an amount determined in accordance with the Acquisition Agreement.

         Section 2.2. Definitions. Section 101 of the Indenture is hereby amended to add the following definition in alphabetical order:

         "Acquisition Agreement" means that Amended and Restated Agreement and Plan of Merger dated as of July 27, 1996, by and among First Nationwide Holdings Inc., Cal Fed Bancorp Inc. and California Federal Bank, A Federal Savings Bank.

         "Secondary Participation Interest" has the meaning set forth in the Acquisition Agreement.

                                ARTICLE THREE

                           Miscellaneous Provisions

         Section 3.1. Interpretation. This Fourth Supplemental Indenture is a supplemental indenture pursuant to Section 801 of the Indenture. Upon execution, delivery and effectiveness pursuant to Article One of this Fourth Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Fourth Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Fourth Supplemental Indenture will control. The Indenture, as modified and amended by this Fourth Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the securities and those contained in the Indenture, as modified and amended by this Fourth Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Fourth Supplemental
Indenture, shall control.

         Section 3.2. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Fourth Supplemental Indenture made by or on behalf of XCF, Bancorp or the Trustee, shall bind and inure to the benefit of their respective successors and assigns.

         Section 3.3. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

         Section 3.4. Title and Section Headings. The titles of the Articles and the Section headings are for convenience only and shall not affect the construction hereof.

         Section 3.5. Recitals. The recitals contained herein and in the Securities, as amended hereby, (except the Trustee's certificate of authentication) shall be taken as the statements of XCF and Bancorp, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or of the Securities, as amended hereby, or coupons.

         Section 3.6. Governing Law. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                       XCF ACCEPTANCE CORPORATION


                                       By: /s/ Douglas J. Wallis
                                           ---------------------------
                                           Name:  Douglas J. Wallis
                                           Title: President


Attest:

/s/ Trude Tsujimoto
----------------------
Name:  Trude Tsujimoto
Title: Secretary


                                       CAL FED BANCORP INC.


                                       By: /s/ Douglas J. Willis
                                           -----------------------------
                                           Name:  Douglas J. Wallis
                                           Title: Executive Vice President
                                                    and Secretary


Attest:

/s/ Trude Tsujimoto
----------------------
Name:  Trude Tsujimoto
Title: Senior Vice President and
         Assistant Secretary


                                       THE CHASE MANHATTAN BANK,
                                       as Trustee


                                       By:
                                           -----------------------------
                                           Name:  Andrew Deck
                                           Title: Senior Trust Officer


Attest:

----------------------
Name:
Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                       XCF ACCEPTANCE CORPORATION


                                       By:
                                           ---------------------------
                                           Name:  Douglas J. Wallis
                                           Title: President


Attest:


----------------------
Name:  Trude Tsujimoto
Title: Secretary


                                       CAL FED BANCORP INC.


                                       By:
                                           -----------------------------
                                           Name:  Douglas J. Wallis
                                           Title: Executive Vice President
                                                    and Secretary


Attest:


----------------------
Name:  Trude Tsujimoto
Title: Senior Vice President and
         Assistant Secretary


                                       THE CHASE MANHATTAN BANK,
                                       as Trustee


                                       By: /s/ Andrew Deck
                                           -----------------------------
                                           Name:  Andrew Deck
                                           Title: Senior Trust Officer


Attest:

/s/ Glenn G. McKeever
----------------------
Name:   Glenn G. McKeever
Title:  Senior Trust Officer

STATE OF California        )
                           )ss.
COUNTY OF Los Angeles      )

          On the 13th day of December, 1996, before me, personally came Douglas J. Wallis to me known, who, being by me duly sworn, did depose and say that he resides at 1849 Hillside Dr., Glendale, CA; that he is Exec. VP & Secretary of Cal Fed Bancorp Inc., one of the parties described in and who executed the above instrument; and that he signs his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                   /s/ Marsden Chew MacRae
                                   -------------------------------
                                   Notary Public in and for said State


[Seal]



STATE OF California        )
                           )ss.
COUNTY OF Los Angeles      )

          On the 13th day of December, 1996, before me, personally came Trude A. Tsujimoto to me known, who, being by me duly sworn, did depose and say that she resides at 419 S. Mayflower, Monrovia, CA; that she is Sr. VP & Asst. Sec. of Cal Fed Bancorp Inc., one of the parties described in and who executed the above instrument; and that he signs his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                   /s/ Marsden Chew MacRae
                                   -------------------------------
                                   Notary Public in and for said State


[Seal]

STATE OF New York          )
                           )ss.
COUNTY OF New York         )

          On the 13th day of December, 1996, before me, personally came Andrew M. Deck to me known, who, being by me duly sworn, did depose and say that he resides at Great Neck, New York; that he is Senior Trust Officer of The Chase Manhattan Bank, one of the parties described in and who executed the above instrument; and that he signs his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                   /s/ Emily Fayan
                                   -------------------------------
                                   Notary Public in and for said State


[Seal]



STATE OF New York          )
                           )ss.
COUNTY OF New York         )

          On the 13th day of December, 1996, before me, personally came Glenn G. McKeever to me known, who, being by me duly sworn, did depose and say that he resides at Great Neck, New York; that he is Senior Trust Officer of The Chase Manhattan Bank, one of the parties described in and who executed the above instrument; and that he signs his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                   /s/ Emily Fayan
                                   -------------------------------
                                   Notary Public in and for said State


[Seal]